UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2012

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio		44062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 632-1666

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(e):	Material Compensatory Plan

At a meeting of the board of directors of The Middlefield Banking Company held on June11, 2012, the nonemployee members of the board took a number of actions affecting officer compensation, including determining the compensation of President and Chief Executive Officer Thomas G. Caldwell and Executive Vice President and Chief Operating Officer James R. Heslop, II. Annual base salary for Mr. Caldwell will be $239,850 (an increase of $5,850) and for Mr. Heslop $189,625 (an increase of $4,625). For both Messrs. Caldwell and Heslop, the salary levels are effective as of May 1, 2012.

Additionally, Middlefield’s Board ratified and adopted the May 22, 2012 recommendation of the Compensation Committee for a revised Annual Incentive Plan document and 2012 award levels for executive officers, including CEO Thomas G. Caldwell, Chief Operating Officer James R. Heslop II, and Chief Financial Officer Donald L. Stacy.

Initially adopted in 2003, the Annual Incentive Plan is a short-term cash incentive plan that is designed to reward employees with additional cash compensation if specified objectives are achieved. For 2012, the bank-wide performance measures have to do with achievement of net income goals and reduction of classified assets. For two executives, including CFO Donald Stacy, the classified asset reduction goal is replaced by a goal having to do with reduction of non-interest expense. If targeted performance is achieved in 2012, Mr. Caldwell could receive a cash bonus in an amount equal to 10% of his base salary if performance is up to 105% of the target, 20% if performance is between 105% and 110% of target, and 30% if performance is 110% or more of the target. Messrs. Heslop and Stacy could receive a cash bonus in an amount equal to 10% of their salaries if performance is up to 105% of target, 15% if performance is 105% to 110% of target, and 20% if performance is 110% or more of target. If targeted goals for 2012 are achieved, distributions under the plan would be made in cash to the executives in the first quarter of 2013. The Annual Incentive Plan may be terminated by the board of directors at any time.

In reliance on SEC rules and guidance, the precise net income performance goal and the precise classified asset-reduction goal and non-interest expense reduction goal are confidential and are therefore withheld from the copy of the 2012 award summary included as an exhibit with this Form 8-K Current Report.

Item 9.01(d):	Exhibits

Exhibit 10.22	Annual Incentive Plan

Exhibit 10.22.1	Annual Incentive Plan 2012 Award Summary for named executive officers

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: June 12, 2012	/s/ James R. Heslop, II
Executive Vice President and Chief Operating Officer